Exhibit 24(b)(11)







                         INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer Gold & Special Minerals Fund:


We consent to the use of our report dated July 22,1997 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.




/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
Denver, Colorado
October 10, 1997















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